Exhibit 99.4

Medicine Man Technologies Provides Company Update and Announces Fourth Quarter and Full Year 2019 Financial Results

Company to Host Conference Call and Webcast Today at 4:30 p.m. ET

Company Remains On Schedule with Acquisition Strategy to Roll-up Colorado Cannabis Operators

Company Revenue Increases 31% in 2019 Year Over Year

DENVER, COLORADO – March 30, 2020 /Business Wire/ – Medicine Man Technologies, Inc. (OTCQX: MDCL) ("Medicine Man Technologies" or "the Company") today provided a company update and announced financial results for its fourth quarter and full year 2019.

“As we respond to these complex, unprecedented times, our thoughts and prayers go out to those affected by the coronavirus pandemic. On behalf of Medicine Man Technologies, we thank the frontline workers for their heroic courage and are heartened by our country’s spirit and our community’s togetherness. We are grateful for our healthcare providers, government officials, essential businesses and a number of private companies for their tireless work,” said Justin Dye, Chief Executive Officer. “In addition, I would like to recognize our employees and our executive team for their steady leadership and amazing efforts. During this pandemic, we have led with the health of our employees and communities as our top priority and have enacted measures to do our part to slow down the spread of the virus. Finally, we are collaborating with state and local governments to develop and implement rules and regulations for the cannabis industry throughout Colorado. This is an ever-changing situation, but our goal is to protect our patients, recreational consumers, employees and the public.”

Dye continued, “Despite these unique challenges, we continue to be optimistic and confident that 2020 is poised to be a historic year for our Company, employees, shareholders, communities, and above all, customers. We remain on schedule to close the 11 pending acquisitions which will enable us to become one of the largest vertically integrated seed-to-sale operators in the global cannabis industry based on revenue. Collectively, these premier operators generated 2019 pro-forma revenue of $144 million and healthy EBITDA margins. Our team is focused and in a great position to execute our strategy.”

Dye concluded, “We are building a unique, differentiated business with leading brands, talented cannabis pioneers, and an exceptional management team to seize the growth opportunity ahead of us. We believe that the Company is uniquely positioned to be a winner as the cannabis industry experiences consolidation. By combining to create a single publicly traded organization, we can increase the collective efficiencies and profit margin over time. We are eager to realize the full potential of the numerous opportunities ahead of us and excited by the overall growth of our industry.”

Fourth Quarter 2019 Financial Results

Total revenue was $3.3 million during the three months ended December 31, 2019, an increase of approximately 54% as compared to $2.1 million in the same period in 2018. All areas of the business rose quarter over quarter, except for litigation revenue.

Cost of goods and services were $2.1 million during the three months ended December 31, 2019 as compared to 1.4 million during the same period in 2018. This increase was due primarily to increased costs related to the sale of products.

Gross profit was $1.2 million during the three months ended December 31, 2019 as compared to $0.8 million during the same period in 2018. Gross profit was relatively unchanged as a percentage of revenue.

Operating expenses were $6.7 million during the three months ended December 31, 2019 as compared to $1.1 million during the same period in 2018. The increase was primarily attributable to $4.1 million in non-cash, stock-based compensation and costs associated with activities related to building an infrastructure to ensure a seamless integration of our numerous pending acquisitions and to help build the proper platform for sustainable growth.

Net loss was $3.4 million for the quarter-ended December 31, 2019, or a loss of approximately $0.10 per share on a basic weighted average, as compared to a net loss of $4.2 million, or a loss of approximately $0.17 per share on a basic weighted average, for the quarter-ended December 31, 2018.

1

Full Year 2019 Financial Results

Total revenue was $12.4 million during the twelve months ended December 31, 2019, an increase of approximately 31% as compared to $9.4 million in the same period in 2018. All areas of the business rose year over year, except for the one-time sale of the Canadian master license last year for $3.5 million.

Cost of goods and services were $7.6 million during the twelve months ended December 31, 2019 as compared to $2.6 million during the same period in 2018. This increase was due primarily to increased costs related to the sale of products.

Gross profit was $4.8 million during the twelve months ended December 31, 2019 as compared to $6.9 million during the same period in 2018. Gross profit declined as percentage of revenue due to the product mix increase in 2019, and the one-time licensing sale in 2018.

Operating expenses were $21.9 million during the twelve months ended December 31, 2019 as compared to $4.7 million during the same time period in 2018. The increase was primarily attributable to non-cash, stock-based and derivative compensation of $12.7 million and costs associated with activities related to building an infrastructure of $6.8 million to ensure a seamless integration of our numerous pending acquisitions and to help build the proper platform for sustainable growth.

Net loss was $17.0 million for the year-ended December 31, 2019, or a loss of approximately $0.50 per share on a basic weighted average, as compared to net income of $0.9 million, or $0.04 per share on a basic weighted average, for the year ended December 31, 2018.

The Company's had $11.9 million classified as cash and cash equivalents at December 31, 2019 as compared to $0.3 million at December 31, 2018, an improvement of $11.6 million.

Conference Call and Webcast Today

Medicine Man Technologies will host a conference call and webcast today at 4:30 p.m. ET. Investors interested in participating can dial 201-389-0879 or listen to the webcast from the Company's “Investors” website at https://ir.medicinemantechnologies.com. The webcast will later be archived on the Company's “Investors” website.

Following their prepared remarks, Chief Executive Officer Justin Dye and Chief Financial Officer Nancy Huber will answer investor questions. Investors may submit questions through the weblink: http://public.viavid.com/index.php?id=138461 which has also been posted to the Company’s “Investors” website.

For more information about Medicine Man Technologies, please visit www.MedicineManTechnologies.com.

##

About Medicine Man Technologies

Denver, Colorado-based Medicine Man Technologies (OTCQX: MDCL) is a rapidly growing provider of cannabis consulting services, nutrients, and supplies. The Company's client portfolio includes active and past clients throughout the cannabis industry in 20 states and seven countries. The Company has entered into agreements to become one of the largest vertically integrated seed-to-sale operators in the global cannabis industry. Current agreements will enable Medicine Man Technologies to offer cultivation, extraction, distribution and retail pharma-grade products. Management includes decades of cannabis experience, a unique combination of first movers in industrial cannabis and proven Fortune 500 corporate executives.

Forward-Looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control and cannot be predicted or quantified. Consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact

Raquel Fuentes

Senior Director, Corporate Communications

303-371-0387

raquel@medicinemantechnologies.com

2